UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2012

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02 Termination of a Material Definitive Agreement.

This Form 8-K/A updates and amends in its entirety the Current Report on Form 8-K filed on May 21, 2012, or the Form 8-K, reporting that the distribution reinvestment plan, or the DRIP, of Healthcare Trust of America, Inc., or the Company, would terminate subject to the listing on the New York Stock Exchange of its Class A common stock. The Company is filing this Form 8-K/A to report that the DRIP terminated on June 6, 2012 as a result of the listing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Letter to Participants in the Distribution Reinvestment Plan dated May 21, 2012 (included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on May 21, 2012 and incorporated herein by reference).

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

June 12, 2012	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman